Exhibit 99.1
ON2 TECHNOLOGIES ANNOUNCES EXECUTIVE CHANGES
MATT FROST TO SERVE AS INTERIM CEO

Tarrytown, NY, (June 13, 2008) - On2 Technologies, Inc. (AMEX: ONT), a leader in video compression solutions, today announced changes in its senior management team. The changes are effective immediately.

Bill Joll has resigned as President and Chief Executive Officer of On2 and as a member of the Board of Directors, positions he had held since May 2006.

Matthew Frost, EVP and General Counsel, has been named to the positions of Chief Operating Officer and interim Chief Executive Officer. Mr. Frost joined On2 in December 2003, and he has served as the Company’s General Counsel since March 2006.

Mr. Joll will remain with On2 as an advisor to the interim Chief Executive until September 30, 2008, to effect a smooth transition of customer relationships and business development opportunities.

On2 has retained Spencer Stuart to conduct a search for a permanent Chief Executive Officer.

J. Allen Kosowsky, Chairman of the Board of Directors of On2 Technologies, said, “We would like to thank Bill for his two years of service to On2 and his productive work on behalf of the Company. We are very pleased to promote Matt Frost to COO, and fortunate to have an executive of his caliber to serve as interim CEO. In his four years at On2, Matt has distinguished himself as a highly intelligent leader with a talent for team building across cultures and disciplines. Matt’s new role as COO will help ensure a high level of coordinated operations across our businesses.”

Matthew Frost said, “I am honored by the Board’s confidence in me, and I look forward to continuing my work with On2’s talented team. Mr. Frost added, “We are completing the work necessary to file our 2007 annual report and our report for the first quarter of 2008 and believe we are in the final stages of this process. We look forward to moving past the issues that led to restatements for the second and third quarters of 2007 and are pleased that we continue to sign new contracts, as demonstrated by our recently announced multi-year agreement with Sun Microsystems. Our aim is to sustain this momentum and continue to meet demand for better video everywhere.”

On2 also announced that the Company will schedule a conference call with investors to discuss financial results and business highlights once its annual and quarterly reports are filed.

About On2
On2 creates advanced video compression technologies for desktop and wireless environments. Powering the video in many of today’s leading web and mobile applications and devices, On2’s technology is used by customers including: Nokia, Infineon, Mediatek, Sony, Facebook, Brightcove, Move Networks, Adobe and Skype. On2 Technologies is headquartered in Tarrytown, NY USA. For more information please visit www.on2.com.

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Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. Actual results of the Company may differ materially from preliminary estimated results that the Company has previously announced as a result of various risks and uncertainties, including, among others, the Company’s ability to complete and make amended filings with respect to prior periods; the Company’s ability to complete and file its Form 10-K for the year ended December 31, 2007 and Form 10-Q for the quarter ended March 31, 2008; and certain other factors described in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements include statements about the Company’s ability to restate financial statements and to complete those restatements in a timely and accurate manner; the Company’s ability to complete and make amended filings with respect to prior periods; the Company’s ability to complete and file its Form 10-K for the year ended December 31, 2007, and Form 10-Q for the quarter ended March 31, 2008; and the Company’s ability to have its independent registered public accounting firm review restated quarterly financial statements, audit annual financial statements and review quarterly financial statements;. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.